THIS SECURED NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

PLATINA ENERGY GROUP, INC.

Convertible Note

May 21, 2008

No. N-2	US$2,300,000

This Secured Note (the “Note”) is issued on May 21, 2008 (the “Closing Date”) by Platina Energy Group, Inc., a Delaware corporation (the “Company”), to Trafalgar Capital Specialized Investment Fund, Luxembourg (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

Article I

Principal and Interest.  For value received, the Company hereby promises to pay to the order of the Holder on August 21, 2011 in lawful money of the United States of America and in immediately available funds the principal sum of Two Million Three Hundred Thousand U.S. Dollars (US$2,300,000) together with interest on the unpaid principal of this Note at the rate of ten percent (10.0%) per annum compounded monthly from the date hereof until paid.  Interest shall be computed on the basis of a 360-day year and the actual days elapsed and the Holder shall deduct two (2) interest payments at each Closing (as defined in the Securities Purchase Agreement).  The Holder shall in no event be entitled to convert this Note for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion.

Optional Conversion.  The Holder is entitled, at its option, to convert, and sell on the same day or at any subsequent time, at any time and from time to time, until payment in full of this Note, all or any part of the principal amount of the Note, plus accrued interest, into shares (the “Conversion Shares”) of the Company’s common stock, par value US $.001 per share (“Common Stock”), at the price per share (the “Conversion Price”) equal to $0.081 (the “Fixed Price”) when the Common Stock is trading at or above $0.30 per share.  The Holder shall also have the right to convert at a price equal to eighty-five percent (85%) of the lowest daily closing bid price of the Company’s Common Stock, as quoted by Bloomberg, LP, for the ten (10) trading days immediately preceding the Conversion Date (as defined herein) when the monthly installment of the Mandatory Redemption (as described in Section 1.05 hereof) is not paid within five (5) days of the due date of such installment.  Subparagraphs (a) and (b) above are individually referred to as a “Conversion Price”.  As used herein, “Principal Market” shall mean The National Association of Securities Dealers Inc.’s Over-The-Counter Bulletin Board, Nasdaq Capital Market, or American Stock Exchange.  No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.  To convert this Note, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit “A” to this Note, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.  Within three (3) days of receipt of a Conversion Notice from the Holder, the Company may redeem any conversion for cash in lieu of issuing the Conversion Shares at using the Redemption Amount.

Reservation of Common Stock.  The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price.  If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company within ten (10) business days for the sole purpose of increasing the number of shares authorized shall either (i) obtain sufficient written consents from the Company’s shareholders and file an Information Statement with the Securities and Exchange Commission (the “SEC”) or (ii) file a preliminary proxy statement with the Securities and Exchange Commission within ten (10) business day after such occurrence and shall call and hold a special meeting of its stockholders as soon as practicable after such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. Notwithstanding the foregoing, the Holders hereby acknowledge that the Company currently does not have sufficient shares of its Common Stock authorized as shall be necessary to effect the issuance of the Conversion Shares, but has obtained the written consent of a sufficient number of votes of its shareholders to authorize such increase and has filed an Information Statement with the SEC reflecting such approval.

Issuance of Common Stock upon Conversion. The Company shall promptly, but no later than five (5) days following the Company’s receipt of a Conversion Notice, cause the delivery of the full amount of the Common Stock due to be issued to Holder at that time.  In the event that the shares of Common Stock are not delivered within ten (10) days of the Company’s receipt of a Conversion Notice, the Company shall pay the Holder a cash amount within three (3) business days, after the end of the month in which such shares were due, equal to two percent (2%) of the liquidated value of the Notes then outstanding, as liquidated damages and not as a penalty.  The Company acknowledges that such a failure to deliver the shares due pursuant to a Conversion Notice is likely to cause material financial hardship to Holder and shall constitute and Event of Default hereunder.

Mandatory and Optional Redemption.  The Company shall redeem this Note starting on the third month following issuance in equal installments of the then outstanding principal and interest due plus a redemption premium of fifteen percent (15%) on the value of the Note as it is redeemed.  The Company shall also have the option to prepay the then outstanding principal and any accrued but unpaid interest of this Note in full or in part at any time and from time to time by providing the Holder a Redemption Notice. Notwithstanding the preceding sentences, the Company shall not be permitted to redeem this Note when the Common Stock is trading at or above $0.30 per share.

Interest Payments.  The interest so payable will be paid monthly beginning on the first month following the Closing (the “Interest Payment Date”) to the person in whose name this Note is registered.  Holder shall deduct the first two (2) interest payments at the Closing.  At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of Common Stock.  In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock.  If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on:  (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made.  A number of shares of Common Stock with a value equal to the amount of interest due shall be issued.  No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

Paying Agent and Registrar.  Initially, the Company will act as paying agent and registrar.  The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar.  The Company may act in any such capacity.

Secured Nature of Note.  This Note is secured by all of the assets and property of the Company as set forth on Exhibit A to the Security Agreement dated the date hereof between the Company and the Holder (the “Security Agreement”).  As set forth in the Security Agreement, Holder’s security interest shall terminate upon the occurrence of an Expiration Event as defined in the Security Agreement.

Section 1.09                                                                          Currency Exchange Rate Protections for Non U.S. Buyers.  This Section 1.09 only applies to non U.S Buyers.

    (a)     “Closing Date Exchange Rate” means the Euro to US dollar spot exchange rate as converted by the Holder’s Custodian on the date funds are transferred into escrow.

    (b)              “Redemption Notice” means advance written notice provided at least three business days prior to a Redemption.

    (c)               “Redemption Amount” means the amount of principal and interest redeemed pursuant to a Redemption Notice.

    (d)             “Repayment Exchange Rate” means in relation to each date of a Conversion Notice or date of a Redemption Notice, the Euro to US dollar spot exchange rate as quoted by Bloomberg or Proquote on such date.

    (e)                       If on the date of any Conversion Notice or Redemption Notice, the Repayment Exchange Rate is more than the Closing Date Exchange Rate then the number of Shares to be issued shall be increased by the same percentage as results from dividing the Repayment Exchange Rate by the relevant Closing Date Exchange Rate.  By way of example, if the number of Shares to be issued in respect of a particular Conversion Notice or Redemption Notice would, but for this Section 1.08, be 1,000 and if the Closing Date Exchange Rate is 1.75 and the relevant Repayment Exchange Rate is 1.80, then 1,029 Shares will be issued in relation to that Conversion Notice or Redemption Notice, as the case may be.  For the avoidance of doubt, the formula for such calculation, by way of example for this Section, equals ((1.80 /1.75)-1)*1000 = 29 additional shares.

    (f)                       If on the Repayment Date or any Interest Repayment Date, the Cash Payment Date Exchange Rate, as defined below is less than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due at such time shall be increased by the same percentage as results from dividing the Cash Payment Date Exchange Rate by the relevant Closing Date Exchange Rate. “Cash Payment Date Exchange Rate” relation to each Repayment Date or Interest Repayment Date the US dollar spot exchange rate as quoted by Bloomberg or Proquote on such date.  By way of example, if the amount of cash required to repay all amounts due on such date would, but for this Section 1.08, be $1,000 and if the Closing Date Exchange Rate is 1.75 and the relevant Repayment Date Exchange Rate is 1.80 then the amount of cash from the Cash Payment required to repay all amounts due on such date will be $1,028.57.  For the avoidance of doubt, the formula for such calculation, by way of example for this Section, equals ((1.80/1.75)-1)*$1000 = $28.57 additional dollars.

Article II

Amendments and Waiver of Default.  The Note may not be amended.  Notwithstanding the above, without the consent of the Holder, the Note may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

Article III

Events of Default.  An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Note; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Securities Purchase Agreement; (c) after the Registration Statement has been declared effective, failure by the Company’s transfer agent to issue freely tradeable Common Stock (including Common Stock tradable under Rule 144) to the Holder within five (5) days of the Company’s receipt of the attached Notice of Conversion from Holder; (d) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Note; (e) events of bankruptcy or insolvency; (f) a breach by the Company of its obligations under the Securities Purchase Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof or (g) any attempts, actions or inactions taken by or under the direction of the Company made with the intention of rescinding, cancelling or modifying in any matter the Irrevocable Transfer Agent Instructions executed on the date hereof.  Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all Notes outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Note and/or the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg (the “Securities Purchase Agreement”), convert all Notes outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

Failure to Issue Common Stock. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Securities Purchase Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of the Notes together with accrued interest thereon or, notwithstanding any limitations contained in this Note and/or the Securities Purchase Agreement, to convert all amounts outstanding under the Notes together with accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.  The Company acknowledges that failure to honor a Notice of Conversion except as set forth herein, shall cause irreparable harm to the Holder.

Article IV
Re-issuance of Note.  When the Holder elects to convert a part of the Note, then the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount.

Article V

Anti-dilution.  In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

Consent  of Holder to Sell Capital Stock, Incur Debt or Grant Security Interests.  Except for the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg, and except for shares of the Company’s common stock permitted to be issued pursuant to the securities purchase agreement between the Company and Buyer entered into as of December 31, 2007 (the “Prior Agreement”, so long as any of the principal of or interest on this Note remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder:  (i) issue or sell in excess of fifty thousand dollars ($50,000) worth of Common Stock or Preferred Stock, none of which shall be issued or sold without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue or sell in excess of fifty thousand dollars ($50,000) worth of Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock, however no Preferred Stock or Common Stock shall be issued or sold without consideration or for a consideration per share less than such Common Stock’s bid price value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, (iv) file any registration statement on Form S-8 or (v) other than in the ordinary course of business consistent with past practice, directly or indirectly permit, create, incur assume, permit to exist, increase, renew or extend on or after the date hereof any additional debt or permit any subsidiary of the Company to do or allow any of the foregoing without the Holder’s prior written consent beyond that which is set forth in Schedule 4(j) attached to the Securities Purchase Agreement.  In the event that Holder does provide its consent hereunder to issue any such securities described under (i), (ii) or (iv) of this Section or the Company issues any of the Common Stock permitted to be issued under the Prior Agreement, in either event if the Company defaults under the Note, the Fixed Price hereunder shall be equal to the lesser of: (a) the Fixed Price as defined herein and (b) eighty-five percent (85%) of the lowest consideration paid per share for any such security issued by the Company.

Article VI

Notice.  Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Blair Merriam, CEO
14850 Montfort Drive, Suite 131
Dallas, Texas 75254
Telephone: (303) 881-2604
Facsimile: (480)287-9560

With a copy to:	Michael J. Tauger, Esq.
5445 DTC Parkway, Suite 520
Greenwood Village, CO 80111
Telephone: (303) 713-0363
Facsimile: (720) 489-1587

If to the Holder:	Trafalgar Capital Specialized Investment Fund
8-10 Rue Mathias Hardt
BP 3023
L-1030 Luxembourg
Attention: Andrew Garai, Chairman of the Board of
Facsimile: 011-44-207-405-0161 and 001-786-323-1651

With a copy to:	James G. Dodrill II, P.A.
5800 Hamilton Way
Boca Raton, FL 33496
Attention: James Dodrill, Esq.
Telephone: (561) 862-0529
Facsimile: (561) 892-7787

Governing Law.  This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Broward County, Florida in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Severability.  The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Entire Agreement and Amendments.  This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein.  This Note may be amended only by an instrument in writing executed by the parties hereto.

Counterparts.  This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Note as of the date first written above.

PLATINA ENERGY GROUP, INC.

By:
Name: Blair Merriam
Title: Chief Executive Officer

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert US$ of the principal amount of the above Note into Shares of Common Stock of Platina Energy Group, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	US$
Amount of Note unconverted:	US$
Conversion Price per share:	US$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number: